Exhibit 5.3

[LETTERHEAD OF VENABLE LLP]

November 21, 2014

Group 1 Automotive, Inc.

800 Gessner

Suite 500

Houston, Texas 77024

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have served as Maryland counsel to Tate CG, L.L.C., a Maryland limited liability company (“Tate”), and California counsel to FMM, Inc., a California corporation (“FMM”), Millbro, Inc., a California corporation (“Millbro”), Miller Automotive Group, Inc., a California corporation (“Miller Automotive”), Miller Family Company, Inc., a California corporation (“Miller Family”), Miller Infiniti, Inc., a California corporation (“Miller Infiniti”), and Miller Nissan, Inc., a California corporation (“Miller Nissan” and, together with FMM, Millbro, Miller Automotive, Miller Family and Miller Infiniti, the “California Guarantors” and, together with Tate, the “Guarantors”), each a subsidiary of Group 1 Automotive, Inc., a Delaware corporation (the “Issuer”), in connection with certain matters of Maryland law and California law arising out of the filing of a Registration Statement (as defined below) on Form S-4 by the Guarantors, the Issuer and the other subsidiary guarantors of the Issuer relating the proposed issuance and offer to exchange up to $550,000,000 aggregate principal amount of new 5.000% Senior Notes due 2022 (the “Exchange Securities”) of the Issuer for a like aggregate principal amount of outstanding 5.000% Senior Notes due 2022 (the “Original Securities”) and the guarantee by the Guarantors and the other subsidiary guarantors of the Issuer of the obligations of the Issuer under the Exchange Securities, covered by the above-referenced registration statement, and all amendments thereto (collectively, the “Registration Statement”), filed by Issuer, the Guarantors and the other subsidiary guarantors of the Issuer with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”). The Exchange Securities are to be issued pursuant to the Indenture, dated as of June 2, 2014 (the “Indenture”), by and among the Issuer, the Guarantors, the other subsidiary guarantors of the Issuer party thereto and Wells Fargo Bank, National Association, as trustee.

Group 1 Automotive, Inc.

November 21, 2014

In connection with our representation of the Guarantors, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1. The Registration Statement, and the related form of prospectus included therein, substantially in the form in which it was transmitted to the Commission under the 1933 Act, related to the offering and guarantee of the Exchange Securities;

2. The Articles of Organization of Tate, certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3. The Amended and Restated Operating Agreement of Tate, dated as of May 5, 2008, entered into by the Issuer, as sole member of the Tate, certified as of the date hereof by an officer of Tate;

4. The articles of FMM, certified by the Secretary of State of the State of California (the “Secretary of State”);

5. The Bylaws of FMM, certified as of the date hereof by an officer of FMM;

6. The articles of Millbro, certified by the Secretary of State;

7. The Bylaws of Millbro, certified as of the date hereof by an officer of Millbro;

8. The articles of Miller Automotive, certified by the Secretary of State;

9. The Bylaws of Miller Automotive, certified as of the date hereof by an officer of Miller Automotive;

10. The articles of Miller Family, certified by the Secretary of State;

11. The Bylaws of Miller Family, certified as of the date hereof by an officer of Miller Family;

12. The articles of Miller Infiniti, certified by the Secretary of State;

13. The Bylaws of Miller Infiniti, certified as of the date hereof by an officer of Miller Infiniti;

14. The articles of Miller Nissan, certified by the Secretary of State;

Group 1 Automotive, Inc.

November 21, 2014

15. The Bylaws of Miller Nissan, certified as of the date hereof by an officer of Miller Nissan;

16. A certificate of the SDAT as to the good standing of Tate, dated as of a recent date;

17. Certificates of the Secretary of State as to the good standing of each of the California Guarantors;

18. Resolutions adopted by the Issuer, as the sole member of Tate, relating to, among other things, the authorization of (a) the Indenture, (b) the guarantee of the Original Securities and (c) the guarantee of the Exchange Securities, certified as of the date hereof by an officer of Tate;

19. Resolutions adopted by the Board of Directors of each of the California Guarantors relating to, among other things, the authorization of (a) the Indenture, (b) the guarantee of the Original Securities and (c) the guarantee of the Exchange Securities, certified as of the date hereof by an officer of each of the California Guarantors;

20. The Indenture;

21. The Registration Rights Agreement, dated as of June 2, 2014, by and among the Issuer, the Guarantors, the other subsidiary guarantors of the Issuer party thereto and J.P. Morgan Securities LLC (“J.P. Morgan”) on behalf of itself and as representative of the other several initial purchasers named in Schedule I to that certain purchase agreement;

22. The Registration Rights Agreement, dated as of September 9, 2014, by and among the Issuer, the Guarantors, the other subsidiary guarantors of the Issuer party thereto and J.P. Morgan on behalf of itself and as representative of the other several initial purchasers named in Schedule I to that certain purchase agreement;

23. A certificate executed by an officer of each of the Guarantors, dated as of the date hereof; and

24. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

Group 1 Automotive, Inc.

November 21, 2014

In expressing the opinion set forth below, we have assumed the following:

1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2. Each individual executing any of the Documents on behalf of a party (other than the Guarantors) is duly authorized to do so.

3. Each of the parties (other than the Guarantors) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4. All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1. Tate is a limited liability company duly formed and validly existing under the laws of the State of Maryland and is in good standing with the SDAT and has the requisite limited liability company power to execute and deliver, and perform its obligations under, the Indenture, including its guarantee of the Exchange Securities.

2. Each of the California Guarantors is a corporation duly incorporated, validly existing and in good standing under the laws of the State of California and has the requisite corporate power to execute and deliver, and perform its obligations under, the Indenture, including its guarantee of the Exchange Securities.

3. The execution and delivery by Tate of the Indenture and the performance by Tate of its obligations thereunder, including its guarantee of the Exchange Securities, have been duly authorized by all necessary limited liability company action on the part of Tate.

4. The execution and delivery by each of the California Guarantors of the Indenture and the performance by each of the California Guarantors of its obligations thereunder, including its guarantee of the Exchange Securities, have been duly authorized by all necessary corporate action on the part of such California Guarantor.

Group 1 Automotive, Inc.

November 21, 2014

The foregoing opinion is limited to the laws of the State of Maryland and the State of California and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland or the State of California, or as to federal or state laws regarding fraudulent transfers. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements. We note that the Indenture is governed by the laws of the State of New York. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland or the State of California, we do not express any opinion on such matter.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. Vinson & Elkins LLP, counsel to the Issuer and the Guarantors, may rely on this opinion in connection with their opinion of even date herewith. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours,

/s/ VENABLE LLP